UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2020

INPIXON

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2479 E. Bayshore Road, Suite 195 Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 702-2167

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	INPX	The Nasdaq Capital Market

Item 1.01	Entry into a Material Definitive Agreement.

On November 25, 2020, Inpixon (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional investor named therein (the “Purchaser”), pursuant to which the Company agreed to issue and sell, in a registered direct offering (the “Offering”), 5,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and warrants to purchase up to 8,000,000 shares of Common Stock (the “Purchase Warrants”) at a combined offering price of $1.25 per share. The Purchase Warrants have an exercise price of $1.25 per share. Each Purchase Warrant is exercisable for one share of Common Stock and will be immediately exercisable and will expire five years from the issuance date.

The Company also offered and sold to the Purchaser pre-funded warrants to purchase up to 3,000,000 shares of Common Stock (the “Pre-Funded Warrants” and, together with the Shares and the Purchase Warrants, the “Securities”), in lieu of shares of Common Stock at the Purchaser’s election. Each Pre-Funded Warrant is exercisable for one share of Common Stock. The purchase price of each Pre-Funded Warrant is $1.249, and the exercise price of each Pre-Funded Warrant is $0.001 per share. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

A holder (together with its affiliates) may not exercise any portion of such holder’s Purchase Warrants or Pre-Funded Warrants to the extent that the holder would own more than 9.99% of the Company’s outstanding Common Stock immediately after exercise, except that upon notice from the holder to the Company, the holder may decrease or increase the limitation of ownership of outstanding stock after exercising the holder’s Purchase Warrants or Pre-Funded Warrants up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Purchase Warrants and Pre-Funded Warrants, provided that any increase in such limitation shall not be effective until 61 days following notice to the Company.

Pursuant to the Purchase Agreement, subject to certain exceptions, the Company agreed not to (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or securities convertible into Common Stock or (ii) file any registration statement or any amendment or supplement thereto, other than the prospectus supplement for the Offering or a registration statement on Form S-8, for a period of 60 days following the closing of the Offering. Pursuant to the Purchase Agreement, the Company also agreed not to enter into any “variable rate transactions” so long as any purchaser holds any Purchase Warrants or Pre-Funded Warrants other than the issuance of shares of Common Stock in the Company’s at-the-market offering; provided, that any such issuance will not occur until sixty (60) days after the closing of the Offering. The variable rate transaction prohibition does not apply to exchanges or conversions of up to $7,000,000 of that certain unsecured promissory note issued by us on March 18, 2020 in an aggregate initial principal amount of $6,465,000, so long as (y) on the date of such exchange or conversion, the lower of (I) the prior five (5) day average closing price of Common Stock, and (II) the closing price of Common Stock, is equal to or greater than $1.35 per share, and (z) the quotient of (I) the amount of such promissory note being exchanged or converted divided by (II) the number of shares of Common Stock issued in such exchange or conversion is equal to or greater than $1.35.

The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Purchaser and customary indemnification rights and obligations of the parties. The closing of the Offering is expected to occur on or about November 30, 2020. The Company is expected to receive gross proceeds of approximately $10 million in connection with the Offering, before deducting placement agent fees and related offering expenses.

On November 25, 2020, in connection with the Offering, the Company and Maxim Group LLC (the “Placement Agent”) entered into a Placement Agency Agreement (the “Placement Agency Agreement”) wherein the Placement Agent acted as the exclusive placement agent on a reasonable best efforts basis in connection with the Offering. Pursuant to the Placement Agency Agreement, the Company agreed to pay to the Placement Agent a cash fee of 6.5% of the aggregate gross proceeds raised in the Offering, plus the reimbursement of certain expenses and legal fees. The Placement Agency Agreement contains customary representations and warranties and agreements of the Company and the Placement Agent and customary indemnification rights and obligations of the parties.

The foregoing summaries of the form of Purchase Agreement, the Placement Agency Agreement, the form of Purchase Warrants, and the form of Pre-Funded Warrants do not purport to be complete and are subject to, and qualified in their entirety by, the documents attached as Exhibits 10.1, 10.2, 4.1 and 4.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

The Securities in the Offering were offered by the Company pursuant to a registration statement on Form S-3 (File No. 333-223960), which was filed with the Securities and Exchange Commission (the “SEC”) on March 27, 2018, as amended on May 15, 2018, and declared effective on June 5, 2018 (the “Registration Statement”), and a base prospectus dated as of June 5, 2018 included in the Registration Statement and the related prospectus supplement for the Offering to be filed with the SEC. A copy of the opinion of Mitchell Silberberg & Knupp LLP relating to the legality of the issuance and sale of the Securities in the Offering is attached as Exhibit 5.1 hereto. This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 3.02	Unregistered Sales of Equity Securities.

As of November 27, 2020, the Company has 45,178,461 shares of common stock outstanding.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 24, 2020, the Company held its 2020 annual meeting of stockholders (the “Annual Meeting”). At the beginning of the Annual Meeting, there were 22,180,952 shares of Common Stock present at the Annual Meeting in person or by proxy, which represented approximately 52.5% of the voting power of the shares of Common Stock entitled to vote at the Annual Meeting, and which constituted a quorum for the transaction of business. Holders of Common Stock were entitled to one vote for each share held as of the close of business on October 2, 2020. At the Annual Meeting, the Company’s stockholders approved the following proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the SEC on October 14, 2020 (the “Proxy Statement”).

Proposal 1. Election of Directors.

Nominee	For	Against	Abstentions	Broker Non-Votes
Nadir Ali	3,892,043	1,970,725	218,090	16,100,094
Wendy Loundermon	4,285,766	1,468,244	326,848	16,100,094
Leonard A. Oppenheim	4,078,991	1,629,731	372,136	16,100,094
Kareem M. Irfan	4,062,942	1,685,724	332,192	16,100,094
Tanveer A. Khader	4,049,744	1,714,424	316,690	16,100,094

Each of the above nominees was elected to serve as a director until the next annual meeting or until the election and qualification of his or her successor.

The following proposals were approved:

Proposal 2. To approve, on an advisory basis, the compensation paid to our named executive officers.

For	Against	Abstentions	Broker Non-Votes
3,612,786	2,207,679	260,393	16,100,094

Proposal 3. To approve, on an advisory basis, of the frequency of future advisory votes on the compensation paid to our named executive officers.

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
2,080,534	313,170	3,413,078	274,076	16,100,094

Proposal 4. To ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

For	Against	Abstentions
16,846,096	4,432,820	902,036

As there were sufficient votes to approve the above proposals, Proposal 5, the “Adjournment Proposal,” described in the Proxy Statement was not presented to stockholders.

Item 7.01	Regulation FD Disclosure.

On November 25, 2020, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information presented in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Cautionary Note Regarding Forward-Looking Statements

The information contained in this Current Report on Form 8-K and the exhibits attached hereto contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “intend,” “may,” “should,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. As noted above, the closing of the Offering is subject to the satisfaction of customary closing conditions and there is no assurance that Inpixon will satisfy those conditions. While Inpixon believes its plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. Inpixon’s actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to Inpixon’s filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Inpixon assumes no obligation to update any forward-looking statement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
4.1	Form of Purchase Warrant
4.2	Form of Pre-Funded Warrant
5.1	Opinion of Mitchell Silberberg & Knupp LLP
10.1*	Form of Purchase Agreement
10.2	Placement Agency Agreement
23.1	Consent of Mitchell Silberberg & Knupp LLP (included in Exhibit 5.1)
99.1	Press Release

*	Schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. the Company hereby undertakes to furnish copies of such omitted materials supplementally upon request by the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPIXON

Date: November 27, 2020	By:	/s/ Nadir Ali
	Name:	Nadir Ali
	Title:	Chief Executive Officer

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